Exhibit 99.2

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Consolidated Financial Statements (Unaudited)

September 30, 2005

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Consolidated Balance Sheets (Unaudited)

	September 30 2005	December 31 2004
Assets
Current assets:
Cash and cash equivalents	$17,758,767	$20,185,955
Accounts receivable:
Customer receivables	40,228,888	25,922,021
Amounts due from joint interest partners	2,390,253	3,240,198
Unbilled revenue	9,306,072	6,645,209
Other	153,884	6,644,879
Prepaid expenses and other	3,589,607	2,868,361

Total current assets	73,427,471	65,506,623

Fixed assets:
General plant	3,797,534	3,615,162
Mineral interest	39,571,093	34,233,721
Production wells	685,322,973	641,925,924
Well lines and meters	37,219,659	34,022,854
Gathering lines and meters	98,538,926	85,937,776
Disposal well assets	288,382	233,220

	864,738,567	799,968,657

Less accumulated depreciation, depletion and amortization	(82,977,910)	(52,331,203)

	781,760,657	747,637,454

Derivative instruments, at fair value	1,705,767	678,606
Other long-term assets	6,609,238	9,446,162

Total assets	$863,503,133	$823,268,845

	September 30 2005	December 31 2004
Liabilities and members’ deficit
Current liabilities:
Accounts payable	$8,578,616	$9,329,242
Distribution payable to members	—	350,000,000
Accrued taxes	15,666,154	14,323,240
Derivative instruments, at fair value	239,951,199	20,976,714
Prepaid forward gas sale	32,200,872	78,399,396
Other current liabilities	42,400,303	30,074,784

Total current liabilities	338,797,144	503,103,376

Long-term debt	775,000,000	350,000,000

Deferred credits and other liabilities:
Asset retirement obligation	46,763,281	44,770,370
Prepaid forward gas sale	—	12,227,887
Derivative instruments, at fair value	439,021,166	119,133,206
Other credits and liabilities	2,310,968	3,406,388

Total deferred credits and other liabilities	488,095,415	179,537,851

Total liabilities	1,601,892,557	1,032,641,227

Members’ deficit:
Member units, no par value	222,507,940	222,507,940
Accumulated other comprehensive loss	(676,755,179)	(138,268,867)
Retained deficit	(284,142,187)	(293,611,455)

Total members’ deficit	(738,389,426)	(209,372,382)

Total liabilities and members’ deficit	$863,503,133	$823,268,845

See accompanying notes.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30
	2005	2004
Operating revenues:
Oil and gas sales	$151,349,997	$136,037,091
Purchased gas sales	3,456,849	4,620,307
Other revenue	8,544,519	9,083,575

Total operating revenues	163,351,365	149,740,973

Operating expenses:
Lease operating	11,251,062	10,708,879
Operation and maintenance	28,149,806	26,355,061
Exploration	9,830,441	3,774,449
Purchased gas expense	2,961,810	7,305,421
General and administrative	19,062,735	11,095,542
Taxes other than income	14,852,112	15,651,082
Depreciation, depletion and amortization	31,522,828	30,462,326
Accretion expense	2,116,268	2,377,280

Total operating expenses	119,747,062	107,730,040

Operating income	43,604,303	42,010,933

Other income (expense):
Interest income	636,585	308,865
Interest expense	(30,213,230)	(13,063,430)
Early retirement of debt	(9,201,800)	—
Other income	4,845,731	4,860,735

	(33,932,714)	(7,893,830)

Income before income taxes	9,671,589	34,117,103

Income taxes	202,321	117,098

Net income	$9,469,268	$34,000,005

See accompanying notes.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Consolidated Statements of Members’ Deficit (Unaudited)

	Member Units	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Members’ (Deficit) Equity
Balance – December 31, 2004	$222,507,940	$(293,611,455)	$(138,268,867)	$(209,372,382)
Comprehensive income:
Foreign currency translation	—	—	49,224	49,224
Net change in cash flow hedges:
Natural gas – derivatives	—	—	(539,424,008)	(539,424,008)
Interest rate swap	—	—	888,472	888,472
Net income for the nine months ended September 30, 2005	—	9,469,268	—	9,469,268

Balance – September 30, 2005	$222,507,940	$(284,142,187)	$(676,755,179)	$(738,389,426)

See accompanying notes.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Consolidated Statements of Comprehensive (Loss) Income (Unaudited)

	Nine Months Ended September 30
	2005	2004
Net income	$9,469,268	$34,000,005

Other comprehensive income (loss), net of tax:
Oil and gas derivatives:
Current period transactions	(568,896,322)	(139,912,776)
Reclassification to earnings	29,472,314	232,931
Interest rate derivatives:
Current period transactions	946,318	(464,440)
Reclassification to earnings	(57,846)	1,552,899
Foreign currency translation adjustment:
Current period change	49,224	104,188

Other comprehensive loss	(538,486,312)	(138,487,198)

Comprehensive loss	$(529,017,044)	$(104,487,193)

See accompanying notes.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30
	2005	2004
Cash flows from operating activities
Net income	$9,469,268	$34,000,005
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, depletion, and amortization	31,522,828	30,462,326
Recognized revenue – forward gas sale	(58,426,411)	(110,691,042)
Amortization of loan issuance costs	1,063,908	1,893,753
Exploration expense	9,830,441	3,774,449
Accretion of asset retirement obligation	2,116,268	2,377,281
Hedging	(592,615)	(1,343,100)
Gain on sale of assets	(4,862,228)	(4,860,735)
Provision for uncollectible accounts	1,162,388	21,347
Early retirement of debt	9,201,800
Changes in assets and liabilities, net of effects from purchase:
Accounts receivable	(15,956,313)	(4,109,425)
Prepaid expenses and other	(22,582)	704,406
Other assets	(629,182)	608,435
Accounts payable	870,901	(805,091)
Accrued taxes	1,342,915	(1,366,428)
Other current liabilities	10,010,325	5,227,063
Other credits	(2,233,538)	6,121,415

Net cash used in operating activities	(6,131,827)	(37,985,341)

Cash flows from investing activities
Expenditures for property, plant, and equipment	(81,756,365)	(59,921,744)
Proceeds from sale of fixed assets	12,109,330	7,186,523
Acquisition of Columbia Energy Resources, final settlement	4,961,949	—

Net cash used in investing activities	(64,685,086)	(52,735,221)

Cash flows from financing activities
Proceeds from long-term debt, net of issuance costs	775,000,000	100,000,000
Other equity transactions	(350,000,000)	—
Other financing	(6,610,275)	—
Payments on long-term debt	(350,000,000)	—

Net cash provided by financing activities	68,389,725	100,000,000

Net (decrease) increase in cash and cash equivalents	(2,427,188)	9,279,438

Cash and cash equivalents, beginning of period	20,185,955	26,910,230

Cash and cash equivalents, end of period	$17,758,767	$36,189,668

See accompanying notes.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2005

1. Organization

Columbia Energy Resources, LLC, a Delaware limited liability company (CER or the Company), was formed on August 27, 2003, and is a wholly owned subsidiary of Triana Energy Holdings, LLC (TEH). CER owns Columbia Natural Resources, LLC (CNR), the primary exploration and production subsidiary in the United States, Columbia Natural Resources Canada, Ltd. (CNRC), with holdings in Canada, Hawg Hauling and Disposal, LLC (Hawg), which conducts brine hauling and disposal services, Triana Energy Leases, Inc. (TEL), an entity formed to participate in operations on government leases, and the former Alamco-Delaware, LLC (Aladel), an entity formed to participate in monetization of investment tax credits.

Description of Business

The Company’s principal business is the exploration and production of natural gas and oil. Our operations primarily include the acquisition, exploration, development, production, gathering, and sale of natural gas and oil. The Company’s primary operations are located in the geographical regions known as the Appalachian Basin and the Trenton/Black River formation extending from New York throughout the Appalachians and into Kentucky. The Company’s natural gas and oil reserves are located entirely within these regions.

2. Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying financial statements are unaudited. However, in our opinion, the accompanying financial statements reflect all adjustments, consisting of only normal recurring accruals, necessary for the fair presentation of the results of the interim periods. Reference is hereby made to the Company’s December 31, 2004, consolidated financial statements that contain a summary of significant accounting policies followed in the preparation of our consolidated financial statements. These policies were followed in preparing the unaudited financial statements included herein. The results for the nine months ended September 30, 2005 and 2004, are not necessarily indicative of the results to be expected for a full year.

Certain amounts in the financial statements of prior periods have been reclassified to conform to the current period presentation.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Notes to Consolidated Financial Statements (Unaudited)

3. Financial Instruments and Hedging Activities

Commodity Risk

The Company is primarily in the business of exploration and production of natural gas and oil within Appalachian Basin of North America. A substantial risk lies within the inherent price volatility of the natural gas market, which is driven by economic factors such as, but not limited to, levels of regional supply and demand pressures. As of September 30, 2005 the Company’s risk management energy portfolio includes the use of swaps, collars and traditional fixed price sales contracts to hedge exposure to fluctuations in natural gas prices. The Company’s energy derivatives are currently classified as cash flow hedges. As of September 30, 2005 the company’s energy portfolio contains derivative instruments and fixed price contracts maturing from October 2005 through December 2009 covering 160,219,000 Mmbtu. The fair market value of the Company’s derivative commodity instruments at September 30, 2005 and December 31, 2004 was a liability of $679.0 million and $140.1 million respectively. For the nine months ended September 30, 2005 and September 30, 2004, realized (losses) gains included in oil and gas sales were $(29.5) million and $0.2 million, respectively, as a result of hedging activities. No additional commodity derivative instruments were entered into during the nine-month period ended September 30, 2005.

The estimated net discounted amount of existing losses at September 30, 2005 that are expected to be reclassified into earnings within the next twelve months is approximately $240.0 million.

Interest Rate Risk

As of September 30, 2005 the Company had entered into three interest swap agreements with a cumulative notional amount of $100 million, under which CER will pay the weighted average fixed rate ranging from 2.9% to 3.0%, and receive the floating USD three month LIBOR. The floating rates settle and reset on staggered quarters based on each contract’s respective transaction date, and changes in the cash flows of these floating to fixed interest rate swap agreements are expected to be highly effective in hedging exposure to the variability in the LIBOR interest rate debt. Accordingly, the interest rate swap agreements are held for purposes other than trading (hedging activities).

For the nine months ended September 30, 2005 the Company recognized gains related to the settlement of its interest swap hedge contracts of $0.1 million compared to a loss of $1.5 million for the nine months ended September 30, 2004. The estimated net amount of existing gains at September 30, 2005 that are expected to be reclassified to earnings within the next twelve months is approximately $1.4 million. The fair value of the Company’s interest rate swaps at September 30, 2005 is an asset of $1.7 million.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Notes to Consolidated Financial Statements (Unaudited)

4. Commitments and Contingencies

Forward Gas Sale

In connection with the acquisition of CER in August 2003, the Company assumed an obligation under forward gas sales agreements with Mahonia II Limited (Mahonia) to deliver a total of 86.7 Bcf of natural gas to Mahonia through 2006. The obligation, for which no future compensation will be forthcoming, was adjusted to its estimated fair value at the date of acquisition based upon the cost expected to be incurred to satisfy the obligations under the contract, as determined by an outside valuation firm. These contracts are recorded as a prepaid forward gas sales liability, with the related income recognized at time of delivery. During the nine-month period ended September 30, 2005 and 2004, 19.3 and 32.6 Bcf of natural gas were delivered, representing approximately $58.4 and $110.7 million in revenues respectively. As of September 30, 2005, 11.1 Bcf of natural gas remains to be delivered.

Legal Matters

For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If we determine that an unfavorable outcome is probable and can be estimated, we record the estimated liability. As new information becomes available, or other relevant developments occur, we adjust our estimates accordingly.

In 2003, a class action complaint was filed in the Circuit Court of Roane County, West Virginia by a number of gas royalty owners against Columbia Natural Resources, Inc. (now known as Columbia Natural Resources, LLC, a wholly owned subsidiary of Columbia Energy Resources, LLC), NiSource Inc., and Columbia Energy Group. The complaint alleges, among other claims, that CNR wrongfully deducted post-production expenses from the plaintiffs’ royalty payments. CNR filed a Motion for Partial Summary Judgment on the plaintiffs’ claim that CNR wrongfully deducted post-production expenses from the plaintiffs’ royalty payments. By Order entered on October 14, 2005, the Court denied CNR’s motion, but ruled that the issues were either undecided or partially decided in West Virginia and, thus, certified to the Supreme Court of Appeals two questions of law. The plaintiffs filed a Petition in Support of the Certified Questions on October 17, 2005, and CNR is in the process of filing a response. CNR is indemnified for any liability associated with this claim for periods prior to September 1, 2003. This matter is scheduled for trial on January 9, 2006. The parties are actively involved in discovery in this case as to other issues.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Notes to Consolidated Financial Statements (Unaudited)

Indemnification of Royalty Claims. Pursuant to its Stock Purchase Agreement dated July 3, 2003 (the SPA), the Company and its Affiliates are indemnified by Columbia Energy Group (CEG) for certain royalty claims made by royalty owners, provided that the Company does not alter the methodology of royalty payment calculation. Pursuant to a letter from CEG dated November 29, 2004, CEG has advised CNR that it believes it is relieved of its indemnification obligations concerning those certain royalty claims because CEG believes that CNR has altered its methodology. CNR has not altered the methodology and believes it has fully complied with the provisions of the SPA. Accordingly, we dispute these allegations and intend to vigorously defend ourselves in this matter.

In addition to the above matters, the Company is involved in various other legal actions and claims arising in the ordinary course of business. Management believes it has established sufficient reserves where a probable liability exists. Depending on the amount and the timing, an unfavorable resolution of some or all of these matters could materially affect our business, future results of operations, financial position, or cash flows in a particular period.

Environmental Matters

The Company is subject to extensive federal, state, and local environmental laws and regulations, which are constantly changing. Governmental authorities may enforce these laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties, assessment, remediation requirements, and injunctions as to future activities. The Company has established procedures for ongoing evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, disposal, or other environmental requirements could adversely affect the Company’s operations and financial position, as well as the industry in general. Management believes that the Company is in substantial compliance with current applicable environmental laws and regulations, and the Company has not experienced any material adverse effect from compliance with these environmental requirements. However, there is no assurance that this will continue in the future.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Notes to Consolidated Financial Statements (Unaudited)

5. Significant Customer

Currently, approximately 80% of the Company’s natural gas production is transported through transmission lines owned by Columbia Gas Transmission, Inc. From time to time the Company has experienced production constraints due to transmission line shut-ins or scheduled outages imposed by Columbia Gas Transmission. Historically these delivery constraints have been infrequent and the effect on revenues has been minimal. There can be no guarantee that future constraints, if any, will not have a material impact on the financial position or results of operations of the Company.

6. Debt

In January 2005 the Company entered into a new syndicated loan managed by Bank of America and refinanced the debt previously held with Fleet Bank. Under the terms of the new debt instrument, the Company obtained a credit facility of $1.25 billion with a borrowing base of $850 million for a period of five years. Under the provisions of the new debt instrument, interest is to be determined according to a market-indexed rate at time of draw, plus 225 basis points. The loan is collateralized with virtually all of the Company’s assets. As of September 30, 2005, $775 million had been borrowed against this line. In conjunction with the debt refinancing, the Company wrote off in January 2005, $9.2 million of unamortized financing cost related to the previous Fleet debt instrument.

7. Recent Accounting Pronouncements

On March 30, 2005, the FASB issued Interpretation (FIN) No. 47, Accounting for Conditional Asset Retirement Obligations - An Interpretation of FASB Statement No. 143. The FASB issued FIN 47 to address the accounting treatment for conditional asset retirement obligations under the provisions of Statement of Financial Accounting Standards No. 143. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The adoption of FIN 47 is not expected to have a material effect on our financial statements.

8. Subsequent Events

On September 30, 2005, Chesapeake Energy Corporation and Triana Energy Holdings, LLC entered into a purchase agreement pursuant to which Chesapeake will acquire Columbia Energy Resources, LLC and its subsidiaries, including Columbia Natural Resources, LLC (CNR), for $2.2 billion in cash, the assumption of an estimated $75 million working capital deficit and liabilities related to CNR’s prepaid sales agreement and hedging positions.

Columbia Energy Resources, LLC (a wholly owned

subsidiary of Triana Energy Holdings, LLC)

Notes to Consolidated Financial Statements (Unaudited)

The acquisition is conditioned upon, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. Either the buyer or the seller may terminate the purchase agreement if the closing has not occurred by December 31, 2005.